SWIFT ENERGY COMPANY
INDUCEMENT PLAN
[FORM OF] STOCK OPTION AGREEMENT

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Participant: [●] (the “Participant”)
Grant Date: [●] (the “Grant Date”)
Per Share Exercise Price: $[●] (the “Exercise Price”)
Number of Shares subject to Option: [●] (the “Option Shares”)
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THIS STOCK OPTION AWARD AGREEMENT (this “Agreement”), dated as of the Grant Date specified above, is entered into by and between Swift Energy Company, a Delaware corporation (the “Company”), and the Participant specified above, pursuant to the Swift Energy Company Inducement Plan (the “Plan”), which is administered by the Committee; and
WHEREAS, it has been determined under the Plan that it would be in the best interests of the Company to grant the Option provided for herein to the Participant.
NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:
I.Incorporation By Reference; Plan Document Receipt. This Agreement is subject in all respects to the terms and provisions of the Plan (including, without limitation, any amendments thereto adopted at any time and from time to time unless such amendments are expressly intended not to apply to the Award provided hereunder), all of which terms and provisions are made a part of and incorporated in this Agreement as if they were each expressly set forth herein. Any capitalized term not defined in this Agreement shall have the same meaning as is ascribed thereto in the Plan. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its contents. In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.
2.    Grant of Option. The Company hereby grants to the Participant, as of the Grant Date specified above, a Nonstatutory Option (the “Option”) to acquire from the Company at the Exercise Price per share of Stock specified above, the aggregate number of Option Shares specified above. Except as otherwise provided by the Plan, the Participant agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Participant with any protection against potential future dilution of the Participant’s interest in the Company for any reason. The Participant shall have no rights as a stockholder with respect to any shares of Stock covered by the Option unless and until the Participant has become the holder of record of such shares of Stock, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares of Stock, except as otherwise specifically provided for in the Plan or this Agreement.
3.    Vesting and Exercise.
(a)    Vesting. Except as otherwise provided in this Section 3, the Option shall vest and become exercisable as to one-hundred percent (100%) of the Option Shares on the first anniversary of the Grant Date; provided, however, that the Participant has continuously provided services to the Company or an Affiliate of the Company, as applicable, through such vesting date. Upon expiration of the Option, the Option shall be cancelled and no longer exercisable. The continuous provision of services shall not be considered interrupted or terminated in the case of transfers between locations of the Company and its Affiliates.
(b)    Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the Option at any time and for any reason.
(c)    Termination by Reason of Death or Disability. If the Participant’s service relationship is terminated by reason of death or “Disability” (as defined below), all Option Shares that are held by such Participant at the time of the Participant’s termination that have not otherwise vested shall be immediately fully vested and become exercisable as of the date of such termination and may be exercised by the Participant (or, in the case of death, by the legal representative of the Participant’s estate) at any time within a one (1)-year period from the date of such termination, but in no event beyond the expiration of the stated term of the Option. For purposes of this Agreement, “Disability” means the Participant’s inability to perform the Participant’s duties due to a mental or physical impairment for (i) 90 consecutive days or (ii) 180 days out of any 365-day period, which in either case, shall only be deemed to occur following the written determination by the Committee of any such occurrence of Disability.
(d)    Termination by the Company other than for Cause. If the Participant’s service relationship is terminated by the Company for a reason other than Cause (as defined below), all Option Shares that are held by such Participant at the time of the Participant’s termination that have not otherwise vested shall be immediately fully vested and become exercisable as of the date of such termination and may be exercised by the Participant at any time within a period of ninety (90) days from the date of such termination, but in no event beyond the expiration of the stated term of the Option. For purposes of this Agreement, “Cause” means (i) the Participant’s commission of fraud or material dishonesty in the performance of the Participant’s duties for the Company or its Affiliates, (ii) the Participant’s conviction of, or plea of guilty or nolo contendere to, a felony, (iii) the Participant’s commission of malfeasance or misconduct in the performance of the Participant’s service or any wrongful act or omission (other than in the good faith performance of duties) that is materially injurious to the financial condition or business reputation of the Company, (iv) the Participant’s material breach of a confidentiality covenant that is not cured within thirty (30) days following the Participant’s receipt of notice from the Company, (v) the Participant’s material breach of a non-disparagement covenant that is not cured within thirty (30) days following a notice from the Company, (vi) the Participant’s breach of a non-compete or non-solicitation covenant to which the Participant is subject or (vii) a material breach or a material violation of the Company’s code of conduct or any other material policy.
(e)    Other Terminations. Except as set forth above (i) all unvested Option Shares that are held by the Participant shall immediately terminate and be forfeited upon a termination of the Participant’s service relationship and (ii) all Option Shares that are vested and exercisable at the time of the Participant’s termination may be exercised by the Participant at any time within a period of thirty (30) days from the date of such termination, but in no event beyond the expiration of the stated term of the Option.
(f)    Change in Control. If the Participant’s service relationship with the Company is terminated because the Participant is not nominated for election, or is not elected, as a member of the Board, in either case during the CIC Severance Protection Period (as defined below), the Option shall become fully vested upon the later of the occurrence of a Change in Control or such termination and may be exercised by the Participant at any time within a period of ninety (90) days from the date of such termination, but in no event beyond the expiration of the stated term of the Option. For purposes of this Agreement, “CIC Severance Protection Period” means the time period commencing six (6) months prior to the occurrence of a Change in Control and continuing until the first anniversary of such Change in Control.
(g)    Expiration. Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of the Option (whether vested or not vested) shall expire and shall no longer be exercisable after the expiration of ten (10) years from the Grant Date.
(h)        Beneficiary Designation. In the event an amount becomes payable pursuant to this Section 3 on account of the termination of the Participant’s service relationship due to death, or the Participant becomes entitled to receive an amount pursuant to this Section and the Participant dies prior to receiving any or all of the amounts to which the Participant is due, then the amounts payable pursuant to this Section 3 shall be made to the beneficiary or beneficiaries (which may include individuals, trusts or other legal entities) designated by the Participant on the form attached hereto as Attachment 1 or as otherwise provided by and filed with the Company prior to the Participant’s death (the “Beneficiary Designation Form”). If the Participant fails to designate a beneficiary or fails to file the Beneficiary Designation Form with the Company prior to the Participant’s death, such amounts shall be made to the Participant’s estate. If a named beneficiary entitled to receive payments pursuant to the Beneficiary Designation Form dies at a time when additional payments still remain to be paid, then and in any such event, such remaining payments shall be paid to the other primary beneficiary or beneficiaries named by the Participant who shall then be living or in existence, if any, otherwise to the contingent beneficiary or beneficiaries named by the Participant who shall then be living or in existence, if any; otherwise to the estate of the Participant.
4.    Method of Exercise and Payment.
(a)    Subject to Section 9 hereof (if applicable), to the extent that the Option has become vested and exercisable with respect to a number of Option Shares as provided herein, the

Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with this Section 4 and with Company trading policies. No shares of Stock resulting from the exercise of the Option shall be issued until full payment therefore has been made as set forth in this Section 4.
(b)    The Option shall be exercised in whole or in part by the Participant’s delivery of a written or electronic notice of exercise (in accordance with procedures established by the Company) to the Chief Financial Officer or General Counsel of the Company (or each of his or her designee), setting forth the number of shares of Stock with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such share of Stock and, to the extent applicable, an amount sufficient to pay all taxes required to be withheld by any governmental agency. The Exercise Price shall be payable to the Company (i) in full cash or its equivalent, (ii) by the actual or constructive transfer to the Company of shares of Stock owned by the Participant having a value at the time of exercise equal to the total Exercise Price, (iii) subject to any conditions or limitations established by the Committee, the Company’s withholding of Option Shares otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the shares of Stock so withheld will not be treated as issued and will be acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee and authorized under Section 6(b) of the Plan. No shares of Stock resulting from the exercise of the Option shall be issued until full payment therefore has been made. As soon as reasonably practicable after receipt of a written notification of exercise and full payment of the Exercise Price for the shares of Stock with respect to which the Option is exercised, the Company shall deliver to the Participant share certificates (or the equivalent if such shares of Stock are held in book entry form) for such shares of Stock with respect to which the Option is exercised.
(c)    To the extent applicable, the exercise of the Option is contingent upon payment by the Participant of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment (if any) may be in any form acceptable to the Committee.
5.    Plan Restrictions. The Participant acknowledges and agrees that the Option granted under this Agreement and any shares of Stock received following exercise thereof, shall be subject to all applicable provisions of the Plan, including but not limited to the restrictions on transferability set forth in Section 7(a) of the Plan.
6.    Securities Representations. Upon the exercise of the Option prior to the registration of the shares of Stock to be issued hereunder pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), the Participant shall be deemed to acknowledge and make the following representations and warranties and as otherwise may be requested by the Company for compliance with applicable laws, and any issuances of shares of Stock by the Company hereunder shall be made in reliance upon the express representations and warranties of the Participant:
(a)    The Participant is acquiring and will hold the shares of Stock to be issued hereunder for investment for the Participant’s account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.
(b)    The Participant will not transfer the Option Shares deliverable upon exercise of the Option in violation of the Plan, this Agreement, the Securities Act (or the rules and regulations promulgated thereunder) or under any other applicable securities laws. The Participant agrees that the Participant will not dispose of the shares of Stock to be issued hereunder unless and until the Participant has complied with all requirements of the Plan and this Agreement applicable to the disposition of such shares of Stock.
(c)    The Participant has been furnished with, and has had access to, such information as the Participant considers necessary or appropriate for deciding whether to invest in the shares of Stock to be issued hereunder, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of such shares of Stock.
(d)    The Participant is aware that an investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Participant is able, without impairing the Participant’s financial condition, to hold the shares of Stock to be issued hereunder for an indefinite period and to suffer a complete loss of the Participant’s investment in such shares of Stock.
7.    Entire Agreement; Amendment. This Agreement, together with the Plan, contains the entire agreement between the parties hereto with respect to the subject matter contained herein, and supersedes all prior agreements or prior understandings, whether written or oral, between the parties relating to such subject matter. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant. The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.
8.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.
9.    Withholding of Tax. To the extent the Company is required to withhold any taxes in connection with any payment made or benefit realized under this Agreement, and the amounts available to the Company are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other applicable person shall make arrangements satisfactory to the Company for payment of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If such benefit is to be in the form of shares of Stock and the Participant fails to make arrangements for the payment of tax, unless otherwise determined by the Committee, the Company will withhold shares of Stock having a value equal to the amount required to be withheld. Notwithstanding the foregoing, if the Participant is required to pay an amount required to be withheld, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares of Stock required to be delivered hereunder, shares of Stock having a value equal to the amount required to be withheld or by delivering to the Company other shares of Stock held by the Participant. Shares of Stock used for withholding will be valued at the market value of such shares of Stock on the date the benefit is to be included in Participant’s income and such market value will in no event exceed the minimum amount of taxes required to be withheld. Further, to the extent that the Company is not required to withhold any taxes in connection with any payment made or benefit realized under this Agreement, the Participant acknowledges and agrees that the Participant is responsible for all tax obligations that arise in connection with the grant, vesting or settlement of the Option Shares granted under this Agreement.
10.    No Right to Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate the Participant’s service relationship at any time, for any reason and, to the extent applicable, with or without Cause. Any questions as to whether and when there has been a termination of such service relationship and the cause of such termination shall be determined in the good faith of the Committee.
11.    Notices. Any notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:
(a)    If such notice is to the Company, to the attention of the General Counsel of the Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.
(b)    If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.
12.    Transfer of Personal Data. The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Affiliate) of any personal data information related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.
13.    Compliance with Laws. The issuance of the Option (and the Option Shares upon exercise of the Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements. As a condition to the issuance of the Option Shares upon exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation.

14.    Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of the Nonqualified Deferred Compensation Rules and shall be limited, construed and interpreted in accordance with such intent.
15.    Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 7(a) of the Plan) any part of this Agreement without the prior express written consent of the Company.
16.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.
17.    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
18.    Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.
19.    Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
SWIFT ENERGY COMPANY

By:
Name:
Title:

Nonstatutory Option Award Agreement – Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
PARTICIPANT

Name:

Nonstatutory Option Award Agreement – Signature Page

This form applies to Participants with an Option and any other unvested equity awards from the Swift Energy Company Inducement Plan (the “Plan”). Please refer to your Award Agreements for more information. Any election made on this form will revoke all prior beneficiary designations made by you. In the absence of any beneficiary designation made by you, your benefits remaining unpaid or rights remaining unexercised at your death will be paid to or exercised by the representative of your estate.

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Complete all requested information. Enter the whole percentage you wish each beneficiary to receive. These whole percentages must total 100% for elected primary beneficiaries and 100% for elected contingent beneficiaries, if any.

•	You may designate benefits to a trust. Please include the name, date, and taxpayer ID of your trust below.

•	If you are married and name a primary beneficiary other than your spouse, please see the Spousal Consent section.

Participant Information (Please print clearly in ink)

________________________________________________ Last Name, First Name M.I	____________________ Social Security Number	___________________ Employee ID (if applicable)

I, the undersigned, hereby elect that upon my death the following person(s) shall be my primary and contingent beneficiary(ies) for any pre-retirement death benefits payable under the Swift Energy Company Inducement Plan.

Primary Beneficiary(ies):

________________________________________________ Last Name, First Name M.I.	____________________________________ Social Security Number/Taxpayer ID No.

_______________________________________________ Street Address	_________________________ City	______ State	__________ ZIP Code

______________________________________ Relationship	__________________________ Birth Date/Date of Trust	___________________ Phone Number	___________ Percentage

________________________________________________ Last Name, First Name M.I.	____________________________________ Social Security Number/Taxpayer ID No.

_______________________________________________ Street Address	_________________________ City	______ State	__________ ZIP Code

______________________________________ Relationship	__________________________ Birth Date/Date of Trust	___________________ Phone Number	___________ Percentage

________________________________________________ Last Name, First Name M.I.	____________________________________ Social Security Number/Taxpayer ID No.

_______________________________________________ Street Address	_________________________ City	______ State	__________ ZIP Code

______________________________________ Relationship	__________________________ Birth Date/Date of Trust	___________________ Phone Number	___________ Percentage

Contingent Beneficiary(ies):

In the event none of the primary beneficiary(ies) named above is/are living, I designate the following person(s) as my contingent beneficiary(ies).

________________________________________________ Last Name, First Name M.I.	____________________________________ Social Security Number/Taxpayer ID No.

_______________________________________________ Street Address	_________________________ City	______ State	__________ ZIP Code

______________________________________ Relationship	__________________________ Birth Date/Date of Trust	___________________ Phone Number	___________ Percentage

________________________________________________ Last Name, First Name M.I.	____________________________________ Social Security Number/Taxpayer ID No.

_______________________________________________ Street Address	_________________________ City	______ State	__________ ZIP Code

______________________________________ Relationship	__________________________ Birth Date/Date of Trust	___________________ Phone Number	___________ Percentage

________________________________________________ Last Name, First Name M.I.	____________________________________ Social Security Number/Taxpayer ID No.

_______________________________________________ Street Address	_________________________ City	______ State	__________ ZIP Code

______________________________________ Relationship	__________________________ Birth Date/Date of Trust	___________________ Phone Number	___________ Percentage

Designation of Custodian for Minor Children:
If you designate a child who is under age 18 as your beneficiary, you must also designate a custodian of assets for the child. Please indicate the custodian’s name and address below.

Child’s Name	Custodian’s Name	Custodian’s Address
1.____________________	_____________________________	____________________________
2.____________________	_____________________________	____________________________
3.____________________	_____________________________	____________________________

Participant Declaration and Signature
I hereby revoke all previous death benefit beneficiary designations, if any, for the Swift Energy Company Inducement Plan. I understand that this beneficiary designation does not take effect unless and until my properly completed and signed form has been received by the Company prior to my death. I further understand that no benefits will be paid to my designated beneficiary(ies) if I die before I am vested in my Plan benefit. By completing this form, I acknowledge that if no beneficiaries chosen by me are surviving at the time payment is to be made, or if I do not designate any beneficiaries, Plan benefits, if any, will be paid according to Plan provisions.

Current Marital Status: (check one)
☐    Single
☐    Married and have designated my spouse as the sole primary beneficiary. (No Spousal Consent required)
☐    Married and have not designated my spouse as the sole primary beneficiary. (Spousal Consent required)

Your signature______________________________________________	Date_________________________

If you are married and have chosen a primary beneficiary other than your spouse, your spouse must complete the section below.

Spousal Consent
I hereby consent to the beneficiary(ies) named by my spouse on this form with respect to the death benefit under the Swift Energy Company Inducement Plan. I understand that by giving my consent, (1) I am waiving all rights to the community property interest I may have in the death benefit which may be payable under the Plan if my spouse dies while actively providing services, (2) I am giving up my legal right to be the sole beneficiary of the death benefit which may be payable under the Plan if my spouse dies while actively providing services; (3) any death benefit payable from the Plan at my spouse’s death will be paid to the beneficiary(ies) designated above; and (4) I cannot revoke this consent unless my spouse changes Plan beneficiary designations.

_________________________________________________________________________ Spouse’s Name (please type or print)	____________________________ Spouse’s Social Security Number

___________________________________________________________ Spouse’s Signature	________________________________ Date Signed

Please return your completed form via intercompany mail to: .